Exhibit 99.1

Zafgen, Inc. Expands Executive Leadership Team with Appointment of

Brian McVeigh as Chief Business Officer

BOSTON, Mass., May 30, 2018 – Zafgen, Inc., (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company using its proprietary knowledge of MetAP2 systems biology to help patients affected by a range of metabolic diseases, announced today the appointment of Brian McVeigh as Chief Business Officer. He brings over 25 years of pharmaceutical and biotech industry experience including 15 years of extensive experience in buy-side and sell-side business development deal making and investment management to Zafgen’s executive leadership team.

“Brian is an accomplished executive and adds significant value to our executive leadership team, and we are thrilled to welcome him to Zafgen,” said Jeffrey Hatfield, Chief Executive Officer of Zafgen, Inc. “His deal-making and investment management expertise will prove vital to our business development strategy and execution as Zafgen continues to grow and work towards developing medicines to treat patients with both rare and prevalent complex metabolic diseases, such as type 2 diabetes and Prader-Willi syndrome.”

Mr. McVeigh joins Zafgen following a 25-year career with GlaxoSmithKline (GSK) where he held multiple senior-level positions within the global Business Development, Finance, Marketing, Corporate and R&D organizations. During his 15-year tenure in the Business Development organization he personally led the assessment and negotiation of more than two-dozen significant transactions including the acquisitions of Sirtris Pharmaceuticals, Domantis Ltd. and Genelab Technologies, Inc. While with GSK he most recently served as the Vice President of Worldwide Business Development Transactions and Investment Management. In this role he formed and led a global organization accountable for delivering GSK’s business development deals, and he provided oversight and advisement to his team on the execution of over 100 global business development transactions. He also managed GSK’s portfolio of R&D equity investments in biotech partners and early-stage venture capital funds totaling more than $500 million of invested and committed capital which delivered more than $650 million of realized financial returns while under his leadership. Prior to joining Zafgen, Mr. McVeigh was most recently the Chief Executive Officer and Board Director of KBP Biosciences, a multinational clinical stage biotechnology company.

Mr. McVeigh holds Bachelor of Science degrees in Accounting and Finance from LaSalle University, an MBA with a Concentration in Finance from Villanova University, a Post-MBA Certificate in Pharmaceutical Marketing from Saint Joseph’s University and a Certificate of Professional Development from the Wharton Business School at the University of Pennsylvania. He is a member of the Licensing Executives Society and is a Certified Public Accountant, Certified Management Accountant and a Certified Licensing Professional.

“Zafgen is uniquely positioned to make important advances in the development of treatments for complex metabolic disorders which can make a meaningful difference in the lives of patients with unmet medical needs,” said Mr. McVeigh. “I’m very excited to be joining such an exceptional team and look forward to working with them to maximize the value of the MetAP2 platform by delivering returns to our investors and important new medicines to patients in need.”

Inducement Grant

The Company granted Mr. McVeigh an option to purchase 225,000 shares of the Company’s common stock, with 25% of the option shares vesting on the first anniversary of Mr. McVeigh’s employment start date and the balance vesting in equal monthly installments over the next three years, subject to his continued service to the Company through each vesting date. The option is subject to acceleration upon a change in control pursuant to the terms of Mr. McVeigh’s Severance and Change in Control Agreement. The option was granted as a material inducement to Mr. McVeigh’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

About Zafgen

Zafgen (Nasdaq:ZFGN) is a clinical-stage biopharmaceutical company leveraging its proprietary knowledge of MetAP2 systems biology to develop novel therapies for patients affected by a range of complex metabolic diseases. Zafgen has pioneered the study of MetAP2 inhibitors in both common and rare metabolic disorders, and its current disease areas of focus are type 2 diabetes, Prader-Willi syndrome and liver diseases. The Company’s lead product candidate is ZGN-1061, a MetAP2 inhibitor in Phase 2 clinical development with unique properties that maximize impact on metabolic parameters relevant to the treatment of type 2 diabetes and other related metabolic disorders. In 2018, Zafgen plans to file an investigational new drug (IND) application with the U.S. FDA and initiate Phase 1 clinical trials for ZGN-1258, its new molecule for the treatment of Prader-Willi syndrome and potential other rare and serious forms of obesity. Learn more at www.zafgen.com.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding the use of ZGN-1258, ZGN-1061 and other second-generation MetAP2 inhibitors as treatments for metabolic diseases including Prader-Willi syndrome, type 2 diabetes, liver diseases and obesity and Zafgen’s expectations with respect to the timing and success of its nonclinical studies and clinical trials of ZGN-1258, ZGN-1061 and its other product candidates, may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to successfully demonstrate the efficacy and safety of ZGN-1258, ZGN-1061 and its other product candidates and to differentiate ZGN-1258, ZGN-1061 and its other product candidates from first generation MetAP2 inhibitors, such as beloranib, the nonclinical and clinical results for ZGN-1258, ZGN-1061 and its other product candidates, which may not support further development and marketing approval, actions of regulatory agencies, which may affect the initiation, timing and progress of nonclinical studies and clinical trials of its product candidates, Zafgen’s ability to obtain, maintain and protect its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives when needed, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings, including without limitation Zafgen’s Quarterly Reports on Form 10-Q, with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media/Investor Relations Contacts:

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke Partners

John.woolford@westwicke.com

443-213-0506

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